SECURITIES AND EXCHANGE COMMISSION


                          Washington, DC  20549


                               FORM 8-K


                            CURRENT REPORT

                  Pursuant to Section 13 or 15 (d) of the
                    Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):    April 20, 1999



                       (DE) U.S. Environmental, Inc.
           (Exact name of registrant as specified in charter)



    Delaware                33-25969-NY            11-2906904
(State or other             (Commission           (IRS Employer
 jurisdiction               File Number)         Identification No.)
of incorporation)

                               8200 State Avenue
                          Kansas, City, Kansas 66112

                     (Address of principal executive offices)



                             8130 66th Street North
                          Pinellas Park, Florida, 33781
              (Former address of principal executive offices)


Registrant's telephone number, including area code      (913) 788-5200

                                FORM 8-K

ITEM 5.  OTHER EVENTS.

     On January 15, 1999 the Company entered into an agreement with Virtual Empowerment Network, Inc. (VEN) a Kansas corporation wherein VEN agreed to purchase shares equaling 83% of the outstanding shares of USE. This agreement closed on April 20,1999. In accordance with the agreement VEN was issued 9,620,842 shares of common stock representing 83% of the shares of common stock of approximately 11,591,376 shares of common stock which will be issued and outstanding. Under the terms of the agreement VEN's shares will be held by an escrow agent to be released when the consideration agreed to has been met. Max
P. Schmid, Chairman of the Board and President and Robert W. Lewis Jr., Chief Financial Officer have resigned.

The Board of Directors appointed Dr. Hyman L. Jarrett Sr. and Donald W. Jarrett as directors, along with Thomas P. Dolan who will remain as a director. The Board elected Dr. Hyman L. Jarrett Sr. as Chairman of the Board.

The Board of Directors appointed Donald W. Jarrett as Acting President, Thomas
P. Dolan, Executive Vice President and Chief Operating Officer, and Belinda J. Jarrett as Secretary/Treasurer.

The corporate headquarters will now be located in Kansas City, Kansas and Dr. Hyman L. Jarrett, Donald W. Jarrett and Belinda J. Jarrett can be contacted at 8200 State Avenue, Kansas City, Kansas 66112. Tel. (913) 788-5200. Fax. (913) 299-9184.

Thomas P. Dolan will be located at a regional office at 100 Second Avenue South, Suite 201 South, St. Petersburg, Florida 33701 and can be contacted at Tel.
(727) 896-7510.  Fax.  (727) 896-8520.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

     a.    N/A

     b.    N/A

     c.    N/A

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          U.S. ENVIRONMENTAL, INC.


                                          /s/ Thomas P. Dolan
                                          -------------------------------
                                          By: Thomas P. Dolan
                                              Executive Vice President


Dated:  May 11, 1999
--------------------